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                                                                       EXHIBIT 5

                           GENERAL MOTORS CORPORATION
                                  LEGAL STAFF

FACSIMILE                                                              TELEPHONE

313/974-0685                                                        313/974-1528


June 1, 1995


General Motors Corporation
3044 West Grand Boulevard
Detroit, Michigan 48202

Ladies and Gentlemen:


I refer to the proposed sales by the General Motors Special Hourly Employees Pension Trust under the General Motors Hourly-Rate Employees Pension Plan and a trust under the General Motors Retirement Program for Salaried Employees (collectively, the "Selling Stockholders"), of shares of Class E Common Stock, $0.10 par value per share (the "Class E Common Stock"), of General Motors Corporation, a Delaware corporation ("General Motors"), as described in the Registration Statement on Form S-3 (No. 33-59169) (as amended, the "Initial Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and in any subsequent, related registration statement filed with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act (a "Subsequent Registration Statement"). The Initial Registration Statement and any Subsequent Registration Statement are referred to collectively, as amended, as the "Registration Statements."



I, in my capacity as an attorney on the Legal Staff of General Motors, am familiar with the proceedings to date with respect to the proposed sale of the Class E Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statements and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.


I am of the opinion that:

1. General Motors is a corporation validly existing under the laws of the State of Delaware.


2. The issuance of the shares of Class E Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statements were duly authorized by all necessary corporate action of General Motors and such shares were legally issued and are fully paid and nonassessable.


I do not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the Class E Common Stock.

I am admitted to practice in the State of Michigan, and express no opinion with the respect to the laws of any jurisdiction other than the laws of the State of Michigan, the General Corporation Law of the State of Delaware, and the federal laws of the United States.


I hereby consent to the filing of this opinion as an exhibit to the Initial Registration Statement, to the use of my name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statements and to the incorporation by reference of this opinion in any Subsequent Registration Statement.


Very truly yours,

/s/ WARREN G. ANDERSEN
   Attorney